Exhibit 14 (c)



                         National Life Insurance Company


                                Power of Attorney




           The undersigned hereby appoints Patrick E. Welch and Rodney A. Buck, or either of them, his attorney-in-fact to execute in his name, and on his behalf, the Sentinel Advantage variable annuity registration statement on Form N-4, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.




           /S/ JEREMIAH E. CASEY
               --------------------
               Jeremiah E. Casey






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